Exhibit 5




                                  July 1, 1998



Owens & Minor, Inc.
4800 Cox Road
Glen Allen, VA  23060-6292


                       Registration Statement on Form S-8
                               Owens & Minor, Inc.
                 1998 Directors' Compensation Plan ("the Plan")


Ladies and Gentlemen:

         As General Counsel of Owens & Minor, Inc. (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 for the Owens & Minor, Inc. 1998 Directors' Compensation Plan (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 220,000 shares of common stock, par value $2.00 per share, of the Company (the "Shares"), which may from time to time be issued pursuant to the Plan.

         I am familiar with the Registration Statement and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to me as originals. I have also assumed the conformity to the original of all documents submitted to me as copies.

         Based upon and subject to the foregoing, I am of the opinion that:

              1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

              2. The Shares have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                  Very truly yours,


                                  Drew St. J. Carneal
                                  Senior Vice President, General Counsel
                                  and Secretary